UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2005

Imation Corp

(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION PLACE
OAKDALE, MINNESOTA		55128

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (651) 704-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry Into a Material Definitive Agreement

(a) On February 2, 2005, the Board of Directors approved certain changes to the Director compensation program for non-employee directors to be effective as of the Company’s next annual meeting on May 4, 2005. The changes are as follows:

•	Currently each non-employee director automatically receives, in lieu of 30% of his or her annual retainer fee for serving on the Board and 25% of his or her annual retainer fee as committee chair, shares of restricted common stock equal in value to such portion of the retainer fee. Non-employee directors may also elect to receive all or part of the remainder of their annual retainer, chairperson fee and meeting fees in shares of common stock or in restricted stock units equivalent to shares of common stock. Lead director fees are paid in cash. On the effective date of the change, the annual retainer, committee chair fees and lead director fees will be paid all in cash, or at the election of the director, all or a portion would be payable in unrestricted stock.

•	Currently, each non-employee director automatically receives an annual stock option grant on the date of the annual meeting of shareholders each year. The number of shares subject to each option grant is 10,000, which vest as of the next annual shareholders meeting, with the number of shares subject to the initial grant prorated for the number of months the director served as a director during the year. On the effective date of the change, the annual equity grant would be changed to a dollar value of $175,000 in options and restricted stock, with 75% of the value granted as options and 25% of the value granted as restricted stock, valued under the Black-Scholes model. The Board made this change because it concluded that the determination of the appropriate number of shares and options to be granted should be based on the underlying value of the stock (instead of a fixed number of shares.) In addition, this change also allows a more consistent comparison to comparative market data when evaluating the level of director compensation. For the year 2004, the Black-Scholes value of the 10,000 share option grant was calculated at $173,200. The restricted stock and options would vest 25% per year over four years (and would be subject to forfeiture if the director is not serving at the time the equity grant vests). This vesting schedule is the same as that currently used for the management of the Company.

All other elements of the compensation program remain unchanged and the compensation program is subject to annual review including analysis of comparative market data.

(b) On February 2, 2005, the Board of Directors approved the financial performance targets for the Company for its 2005 Annual Bonus Plan. The payout of bonuses will be derived through achievement of certain levels of performance versus targets for revenue attainment, operating income and free cash flow.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp (REGISTRANT)
Date: February 8, 2005	By:	/s/ John L. Sullivan
John L. Sullivan
Senior Vice President, General Counsel and Corporate Secretary